Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On September 13, 2024, Newpark Resources, Inc. (“Newpark” or the “Company”) completed the sale of the Company’s equity interests in substantially all of the Company’s Fluids Systems segment (“Sale Transaction”) to SCF Partners, a leading private equity firm serving the global energy industry (the “Purchaser”).
Under the terms of the Sale Transaction agreement, the base sale price of the business is $127.5 million, adjusted by $43 million to reflect lower estimated working capital conveyed at closing as compared to the average 2023 net working capital balance, accrued taxes and certain other liabilities, and $10 million of outstanding debt. Net Sale Transaction consideration is $56 million, which reflects $70 million of cash proceeds received at closing, net of $19 million of foreign cash conveyed with the business, along with a $5 million interest-bearing seller note receivable. The final purchase price remains subject to customary adjustments based upon final working capital, accrued taxes and certain other liabilities, debt and cash conveyed at closing.
The following unaudited pro forma condensed consolidated financial information is intended to illustrate the estimated effects of the Sale Transaction from the historical combined company and have been derived from the historical consolidated financial statements of the Company, prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The following unaudited pro forma condensed consolidated balance sheet gives effect to the Sale Transaction as if it had occurred on June 30, 2024, our latest balance sheet date. The following unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2024 and the years ended December 31, 2023, December 31, 2022, and December 31, 2021, assume the Sale Transaction occurred on January 1, 2021, the first day of the earliest period presented, and reflect the reclassification of Fluids Systems as discontinued operations for all periods presented. Beginning in the third quarter of 2024, Fluids Systems historical financial results for periods prior to the Sale Transaction will be reflected in Newpark’s consolidated financial statements as discontinued operations in accordance with the applicable accounting guidance.
The adjustments included within the “Discontinued Operations” column of the unaudited pro forma condensed consolidated financial information are consistent with the guidance for discontinued operations under U.S. GAAP. The Company’s current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes discontinued operations accounting to be reported in the Company’s future Annual and Quarterly Reports on Form 10-K and 10-Q, respectively.
The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and do not purport to be indicative of the Company’s financial results as if the Sale Transaction had occurred on such dates as presented. Further, the unaudited pro forma condensed consolidated financial statements should not be viewed as indicative of the Company’s financial results in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024 and Annual Report on Form 10-K for the year ended December 31, 2023.

Newpark Resources, Inc.
Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2024
(Unaudited)

(In thousands, except share data)	Historical	Discontinued Operations (Note 1)	Pro Forma Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$35,087	$(31,415)	$65,598	(a)	$37,270
		—	(32,000)	(a)
Receivables, net	158,834	(115,375)	—		43,459
Inventories	127,421	(115,079)	—		12,342
Prepaid expenses and other current assets	10,284	(5,109)	12,813	(b)	17,988
Total current assets	331,626	(266,978)	46,411		111,059

Property, plant and equipment, net	205,076	(29,491)	—		175,585
Operating lease assets	19,555	(8,589)	—		10,966
Goodwill	47,259	—	—		47,259
Other intangible assets, net	15,580	(4,184)	—		11,396
Deferred tax assets	3,553	(2,363)	17,434	(c)	18,624
Other assets	2,151	(715)	5,000	(d)	6,436
Total assets	$624,800	$(312,320)	$68,845		$381,325

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$17,591	$(9,009)	$—		$8,582
Accounts payable	69,153	(51,910)	—		17,243
Accrued liabilities	40,162	(23,658)	4,600	(e)	21,104
Total current liabilities	126,906	(84,577)	4,600		46,929

Long-term debt, less current portion	40,392	(2,707)	(32,000)	(a)	5,685
Noncurrent operating lease liabilities	16,587	(6,184)	—		10,403
Deferred tax liabilities	6,843	(4,739)	(64)	(c)	2,040
Other noncurrent liabilities	7,463	(5,235)	3,100	(e)	5,328
Total liabilities	198,191	(103,442)	(24,364)		70,385

Common stock, $0.01 par value (200,000,000 shares authorized and 111,669,464 shares issued)	1,117	—	—		1,117
Paid-in capital	631,497	—	—		631,497
Accumulated other comprehensive loss	(66,084)	64,831	—		(1,253)
Retained earnings (deficit)	26,137	(273,709)	93,209	(f)	(154,363)
Treasury stock, at cost (25,202,455 shares)	(166,058)	—	—		(166,058)
Total stockholders’ equity	426,609	(208,878)	93,209		310,940
Total liabilities and stockholders’ equity	$624,800	$(312,320)	$68,845		$381,325

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
Six Months Ended June 30, 2024
(Unaudited)

(In thousands, except per share data)	Historical	Discontinued Operations (Note 1)	Pro Forma Adjustments	Pro Forma
Revenues	$348,116	$(232,358)	$—	$115,758
Cost of revenues	274,671	(201,380)	—	73,291
Selling, general and administrative expenses	50,725	(28,175)	—	22,550
Other operating (income) loss, net	(2,438)	1,102	—	(1,336)
Impairments and other charges	—	—	—	—
Operating income (loss)	25,158	(3,905)	—	21,253

Foreign currency exchange (gain) loss	97	635	—	732
Interest expense, net	3,546	(1,877)	—	1,669
Income (loss) before income taxes	21,515	(2,663)	—	18,852

Provision (benefit) for income taxes	6,182	(1,254)	—	4,928
Net income (loss)	$15,333	$(1,409)	$—	$13,924

Calculation of EPS:
Net income (loss) - basic and diluted	$15,333			$13,924

Weighted average common shares outstanding - basic	85,237			85,237
Weighted average common shares outstanding - diluted	87,435			87,435

Earnings (loss) per common share - basic	$0.18			$0.16
Earnings (loss) per common share - diluted	$0.18			$0.16

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
Year Ended December 31, 2023
(Unaudited)

(In thousands, except per share data)	Historical	Discontinued Operations (Note 1)	Pro Forma Adjustments	Pro Forma
Revenues	$749,600	$(541,952)	$—	$207,648
Cost of revenues	611,061	(475,967)	—	135,094
Selling, general and administrative expenses	101,136	(52,352)	—	48,784
Other operating (income) loss, net	(2,583)	1,114	—	(1,469)
Impairments and other charges	6,356	(6,356)	—	—
Operating income (loss)	33,630	(8,391)	—	25,239

Foreign currency exchange (gain) loss	267	(1,156)	—	(889)
Interest expense, net	8,181	(4,074)	—	4,107
Income (loss) before income taxes	25,182	(3,161)	—	22,021

Provision (benefit) for income taxes	10,666	(3,506)	—	7,160
Net income (loss)	$14,516	$345	$—	$14,861

Calculation of EPS:
Net income (loss) - basic and diluted	$14,516			$14,861

Weighted average common shares outstanding - basic	86,401			86,401
Weighted average common shares outstanding - diluted	88,315			88,315

Earnings (loss) per common share - basic	$0.17			$0.17
Earnings (loss) per common share - diluted	$0.16			$0.17

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
Year Ended December 31, 2022
(Unaudited)

(In thousands, except per share data)	Historical	Discontinued Operations (Note 1)	Pro Forma Adjustments	Pro Forma
Revenues	$815,594	$(622,601)	$—	$192,993
Cost of revenues	694,058	(561,056)	—	133,002
Selling, general and administrative expenses	97,618	(51,308)	—	46,310
Other operating (income) loss, net	(4,370)	1,144	—	(3,226)
Impairments and other charges	37,322	(29,417)	—	7,905
Operating income (loss)	(9,034)	18,036	—	9,002

Foreign currency exchange (gain) loss	389	887	—	1,276
Interest expense, net	7,040	(3,530)	—	3,510
Income (loss) before income taxes	(16,463)	20,679	—	4,216

Provision (benefit) for income taxes	4,371	(2,906)	—	1,465
Net income (loss)	$(20,834)	$23,585	$—	$2,751

Calculation of EPS:
Net income (loss) - basic and diluted	$(20,834)			$2,751

Weighted average common shares outstanding - basic	92,712			92,712
Weighted average common shares outstanding - diluted	92,712			92,712

Earnings (loss) per common share - basic	$(0.22)			$0.03
Earnings (loss) per common share - diluted	$(0.22)			$0.03

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
Year Ended December 31, 2021
(Unaudited)

(In thousands, except per share data)	Historical	Discontinued Operations (Note 1)	Pro Forma Adjustments	Pro Forma
Revenues	$614,781	$(420,789)	$—	$193,992
Cost of revenues	529,552	(397,664)	—	131,888
Selling, general and administrative expenses	94,445	(47,003)	—	47,442
Other operating (income) loss, net	(391)	(1,304)	—	(1,695)
Operating income (loss)	(8,825)	25,182	—	16,357

Foreign currency exchange (gain) loss	(397)	603	—	206
Interest expense, net	8,805	(4,245)	—	4,560
Loss on extinguishment of debt	1,000	—	—	1,000
Income (loss) before income taxes	(18,233)	28,824	—	10,591

Provision (benefit) for income taxes	7,293	(3,919)	—	3,374
Net income (loss)	$(25,526)	$32,743	$—	$7,217

Calculation of EPS:
Net income (loss) - basic and diluted	$(25,526)			$7,217

Weighted average common shares outstanding - basic	91,460			91,460
Weighted average common shares outstanding - diluted	91,460			91,460

Earnings (loss) per common share - basic	$(0.28)			$0.08
Earnings (loss) per common share - diluted	$(0.28)			$0.08

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
1.    Basis of Pro Forma Presentation
The unaudited pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”).
The unaudited pro forma condensed consolidated financial information has been derived from the historical consolidated financial statements and accounting records of the Company. The unaudited pro forma condensed consolidated balance sheet at June 30, 2024 was prepared as if the Sale Transaction had occurred on June 30, 2024. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2024 and the years ended December 31, 2023, December 31, 2022, and December 31, 2021, were prepared as if the Sale Transaction had occurred on January 1, 2021.
The unaudited pro forma condensed consolidated financial statements reflect the discontinued operations, including associated assets, liabilities, equity and results of operations attributable to our Fluids Systems segment which were included in the Company’s historical financial statements. Discontinued operations include direct operating expenses incurred that (1) are clearly identifiable as costs of the component being disposed of and (2) will not continue to be recognized on an ongoing basis. Discontinued operations also reflects the allocation of interest expense on corporate debt, based on the ratio of net assets sold to the sum of consolidated net assets as adjusted for debt that will be assumed by the Purchaser or directly attributable to other operations. Such interest expense totaled $0.9 million for the six months ended June 30, 2024, and $2.4 million, $2.3 million, and $3.4 million for the years ended December 31, 2023, 2022, 2021, respectively.
The unaudited pro forma condensed consolidated financial statements and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by management; accordingly, actual results could differ materially from the pro forma information. Management believes the assumptions provide a reasonable and reliably determinable basis for presenting the significant effects of the Sale Transaction. These unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.
2.    Pro Forma Adjustments
Balance Sheet
The unaudited pro forma condensed consolidated balance sheet at June 30, 2024 reflects the following adjustments:
(a) The receipt of pro forma net cash proceeds (after purchase price adjustments) of $65.6 million, subject to adjustment based upon final working capital, accrued taxes and certain other liabilities, debt and cash conveyed at closing. The Company expects to use such net cash proceeds for general corporate purposes, including debt reduction, investment in growth opportunities, and the return of value to shareholders through share repurchases.

Pro forma gross consideration	$83,411
Pro forma deferred consideration (in prepaid expenses and other current assets)	(12,813)
Seller note receivable (in other assets)	(5,000)
Pro forma net cash proceeds	$65,598
The pro forma net cash proceeds assumes the Sale Transaction had occurred on June 30, 2024. Actual net cash proceeds as of the September 13, 2024 closing date were $70 million, as adjusted for working capital conveyed at closing as compared to the average 2023 net working capital balance, accrued income taxes and certain other liabilities, and outstanding debt.
(b) The recognition of $12.8 million of pro forma deferred consideration to be received from the Purchaser primarily attributable to cash delivered in the Sale Transaction in excess of the agreed target.
(c) The recognition of $17.5 million of pro forma tax benefits related to the effect of the Sale Transaction and resulting impact on deferred tax attributes.
(d) The recognition of $5.0 million note receivable from the Purchaser. The note matures in March 2030 and bears interest at a rate of 12.5% per year.
(e) The recognition of $4.6 million and $3.1 million of estimated non-recurring costs in “Accrued liabilities” and “Other noncurrent liabilities”, respectively. These costs primarily related to investment banker fees, legal and accounting fees, third-party consulting and contractor fees, and other costs directly related to the Sale Transaction, as well as certain estimated post-closing amounts due to the Purchaser.
(f) The effect on stockholders’ equity of the adjustments described in notes (a) through (e) above.

The following table presents the components of the estimated net loss on the Sale Transaction (in thousands):

Pro forma net cash proceeds (see (a) above)	$65,598
Pro forma deferred consideration (see (b) above)	12,813
Purchaser note receivable (see (d) above)	5,000
Estimated liabilities (see (e) above)	(7,700)
Pro forma cash to Purchaser	(31,415)
Pro forma debt assumed by Purchaser	11,716
Pro forma net book value of assets sold (excludes cash and debt)	(189,179)
(133,167)
Pro forma recognition of cumulative foreign currency translation losses	(64,831)
Pro forma pre-tax loss on sale	(197,998)
Pro forma deferred tax benefits (see (c) above)	17,498
Pro forma total net loss on sale	$(180,500)